UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2011
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Irvine Sensors Corporation (the “Company”) announced that it entered into an Asset Purchase Agreement dated October 17, 2011 with Vectronix Inc. (the “Purchaser”), pursuant to which the Purchaser is acquiring substantially all of the assets used or held for use in connection with, necessary for or relating to the Company’s Thermal Imaging Business (the “Transaction”). The “Thermal Imaging Business” consists of the Company’s business of researching, developing, designing, manufacturing, producing, marketing, selling and distributing thermal camera products, including clip-on thermal imagers, thermal handheld and mounted equipment devices, other infrared imaging devices and thermal cameras, and in all cases, related thermal imaging products, as such business is conducted anywhere in the world by the Company and its subsidiaries prior to October 17, 2011.
Under the terms of the Asset Purchase Agreement, (i) Purchaser has agreed to pay $10 million in cash to the Company for the purchased assets, subject to certain adjustments, and to assume certain liabilities of the Company, as described in the Asset Purchase Agreement; and (ii) subject to the satisfaction of certain thresholds, Purchaser is also obligated to pay to the Company commissions on a semi-annual basis over the five year period for core engines and certain existing products sold by Purchaser or its commercial business units following the closing of this transaction. The Asset Purchase Agreement also provides that $1.5 million of the upfront cash purchase price will be paid into escrow. Up to $300,000 of this amount may be released on the six month anniversary of the closing of the transaction, and the balance may be released on the first anniversary of the closing of the transaction. In addition, the Asset Purchase Agreement provides for the cancellation of the Company’s existing obligation to repay an outstanding advance to the Purchaser as of the Closing (which was approximately $544,750 as of October 2, 2011).
The Asset Purchase Agreement also contains customary representations and warranties of the parties, as well as certain indemnification obligations. The statements set forth in those representations and warranties are made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Asset Purchase Agreement. Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between the Company and Purchaser rather than establishing matters of fact. Investors are not third party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.
The proposed transaction has been approved by the Company’s Board of Directors and is subject to customary conditions to closing, including regulatory approvals and the approval of the Company’s stockholders. The Asset Purchase Agreement may be terminated by either party to the Asset Purchase Agreement if the Closing has not occurred (through no failure on the part of such party) by January 31, 2012, or by February 7, 2012 if the special stockholders meeting has not been held by January 27, 2012. The proposed transaction is expected to close in January 2012.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
In connection with the Asset Purchase Agreement, and in order to induce the Purchaser to enter into the Asset Purchase Agreement, certain stockholders of the Company holding in the aggregate approximately 49% of the Company’s outstanding shares of common stock, concurrently with the execution and delivery of the Asset Purchase Agreement, entered into a Stockholder Voting and Support Agreement dated as of October 17, 2011 (the “Voting Agreement”), pursuant to which certain stockholders of the Company agreed to vote in favor of the transactions contemplated by the Asset Purchase Agreement, subject to the terms and conditions set forth in the Voting Agreement. The stockholders will not be required to vote in favor of the adoption of the Asset Purchase Agreement and the approval of the transactions contemplated herein, if the Company and the Purchasers amend the APA and such amendment is not approved by the Company’s Board of Directors. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed transaction, the Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders of the Company are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the Company, Purchaser and the proposed Transaction. This proxy statement and other relevant materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Irvine Sensors Corporation, 3001 Red Hill Avenue, Costa Mesa, CA 92626, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed transaction. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on January 28, 2011, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Information regarding the direct and indirect interests of the Company, its executive officers and directors and other participants in the solicitation, which may, in some cases, be different from those of the Company’s security holders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.
Safe Harbor for Forward Looking Statements
Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involved certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the timing of and availability to complete the proposed transaction in light of the various closing conditions, including those conditions related to regulatory approvals, the ability of the parties to consummate the proposed transaction; and such other risks detailed in the Company’s Annual Report on Form 10-K filed with the SEC on December 17, 2010 and other reports filed with the SEC. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated October 17, 2011 by and between the Company and Vectronix Inc.*

2.2	Stockholder Voting and Support Agreement dated October 17, 2011 by and among Purchaser and certain of the Company’s stockholders.

99.1	Press release dated October 18, 2011,

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION

(Registrant)

Dated: October 18, 2011	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer